SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                    PRE-EFFECTIVE AMENDMENT NO. 2 TO
                                   FORM SB-2

                              REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           -------------------------

                                  CIAO CACAO
                 (Name of small business issuer in its charter)


      California                     5810                   91-2110130
(State of Incorporation) (Primary Standard Industrial     (I.R.S. Employer
                          Classification Code Number)      Identification No.:


                           827 State Street, Suite 11
                           Santa Barbara, CA 93101
                           (805) 965-1602 (PHONE)




          (Address and telephone number of principal executive offices)
                           --------------------------

                           827 State Street, Suite 11
                           Santa Barbara, CA 93109
                           (805) 965-1602 (PHONE)




(Address of principal place of business or intended principal place of business)
                           --------------------------

                              KENNETH G. EADE
                              Attorney at Law
                         827 State Street, Suite 12
                         Santa Barbara, CA 93101
                         (805)560-9828 (PHONE)
                          (805) 560-3608 (TELECOPY)

           (Name, address and telephone number of agent for service)
                           --------------------------

                                   COPIES TO:

                              KENNETH G. EADE
                              Attorney at Law
                         827 State Street, Suite 12
                         Santa Barbara, CA 93101
                         (805)560-9828 (PHONE)
                         (805) 560-3608 (TELECOPY)
                           --------------------------

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. /      /
                                                       -------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    /      /
                         -------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  /      /
                         -------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box: /      /
                               -------------
    THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.










                                      CALCULATION OF REGISTRATION FEE


TITLE OF EACH                  DOLLAR        PROPOSED     PROPOSED          AMOUNT OF
CLASS OF SECURITIES AMOUNT     TO MAXIMUM    AGGREGATE    MAX. AGGREGATE    REGISTRATION FEE
--------------------------     ----------    ---------    --------------    ----------------

Common Stock, .001 par       $  1,000,000     $1.00      $1,000,000         $264.00

Total                          $1,000,000     $1.00      $1,000,000         $264.00






INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                                   Prospectus

                                   CIAO CACAO

1,000,000 shares of common stock Up to 1,000,000 of the shares of common stock offered are being sold by CIAO CACAO. There is no minimum offering and no escrow. There is no established public market for Ciao's common stock, and the offering price has been arbitrarily determined. Ciao's Common Stock is not currently listed or quoted on any quotation service. This offering is self-underwritten. Shares will be sold by Ciao's president, Jeffrey Volpe, without the use of an underwriter. This offer will terminate twelve months after the date of this prospectus.
                            ------------------------

The Common Stock offered is speculative and involves a high degree of risk and substantial dilution. SEE "RISK FACTORS" ON PAGE 4 of this prospectus.

                            ------------------------
These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                             PRICE         UNDERWRITING       PROCEEDS
                             TO            DISCOUNTS AND      TO
                             PUBLIC        COMMISSIONS(2)     Company(1)
                             ------        --------------     ----------

Per Share................$    $1.00               $0            $ 1.00
Total .................. $1,000,000               $0
$1,000,000



                                ____________, 2002

                               TABLE OF CONTENTS

                                                      PAGE
                                                    ---------


 Prospectus Summary..............................        1
Risk Factors....................................        3
     We are subject to intense competition from
     others who may implement the same business
     plan before us and thus cause our business
     to fail....................................        4
     Ciao's plan of operations is based on
     its trade name, and it may not be possible to
     register the trade name.  This may result in
     us not being able to accomplish our business plan  4
     If we receive only nominal funding, we will not
     be able to implement our plan of operations,
     Which may result in the failure of our business    4
     Our accountant has expressed doubt as to whether
     we may continue as a going concern.  If we do not,
     then investors in this offering may lose their
     entire investment...........................       4
     We rely upon our current officers, and the loss
     of any of them would seriously impair our ability
     to implement our plan of operations, and result
     in the failure of our business.................    5
     Our Secretary/Treasurer devotes his efforts to
     several other businesses, and lives outside the
     country in which we are located, which may result
     in less of an effort made to promote our plan of
     operations, which in turn may result in the
     failure of our business.........................   5
     Our Secretary/Treasurer is also an officer of
     a similar company, which could create a conflict
     of interest....................................    5
     We have no experience in the coffee bar business.
     This may affect our ability to operate
     successfully, and result in the failure of
     our business...................................    5


     There is no established market for our
     stock, and investors may not be able to
     sell their shares in the future................    6
     The survival of our business depends upon changes
     in current trends, tastes, and perceived
     effects on health..............................    6
     The current instability in coffee growing
     countries could make us unable to price our
     products competitively, resulting in the failure
     of our business...............................     7
     The coffee bar market may be heavily saturated,
     And, unless our concept of differentiating
     ourselves from the other coffee bars succeeds,
     our business may fail.........................     7


Use of Proceeds.................................        7
Dividend Policy.................................        8
Price Range of Securities.......................        8
Dilution........................................        9
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................        11
Business........................................        14
Management......................................        22
Principal Stockholders..........................        23
Certain Transactions............................        24
Description of Securities.......................        25
Shares Eligible for Future Sale.................        26
Plan of Distribution............................        27
Legal Matters...................................        27
Experts.........................................        28
Index to Financial Statements...................        30

                              ------------------------

                                PROSPECTUS SUMMARY
CORPORATE BACKGROUND

 Ciao is a development stage company, with no assets, revenue, experience in the proposed line of business, or capital, and a deficit of $14,570 since its inception. Its plan of operations is to establish a nationwide chain of coffee stores, using the Ciao trade name as a marketing and advertising tool. In order to effectuate this plan of operations, we must first build a prototype coffee store, and these efforts may not be successful. There can be no assurance that Ciao's common stock will ever develop a market. Our principal executive offices are located at 827 State Street, Suite 11, Santa Barbara, California 93101, and our telephone number is 805-730-1798.


                                  THE OFFERING

common stock Offered.........................  Up to 1,000,000 shares common stock Outstanding after the
  Offering...................................  4,100,000 shares

Use of Proceeds..............................  Working capital

Symbol.......................................  None

Risk Factors.................................  The shares of common stock offered involve a high degree
                                             of risk and immediate
                                             substantial dilution
                                               See"Risk Factors"and "Dilution"

Term of offering.............................  Until the December 31, 2002,
                                             or until all shares are sold



                     -------------------------------------





                             SUMMARY FINANCIAL DATA

    The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to December 31, 2001 and the consolidated balance sheet data at December 31, 2001 come from Ciao's audited Consolidated Financial Statements included elsewhere in this Prospectus. The consolidated statement of operations data for the period inception to December 31, 2001 come from Ciao's audited financial statements for those years, which are included in this Prospectus. These statements include all adjustments that Ciao considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended December 31, 2001 do not necessarily indicate the results to be expected for the full year or for any future period.

BALANCE SHEET DATA:
                                                        December 31, 2001
                                                        ---------------------
Assets: ............................................      $  --
                                                           =======


                                                           -------
     Total current liabilities                            $ 10,820
                                                           -------
Stockholders' Equity:
 common stock, Par value $.001
    Authorized 100,000,000 shares,
    Issued 3,100,000 shares at December 31,
    2001 ..................................                 1,950
 Paid in capital ..........................                 1,800

  Accumulated Deficit.. .........................         (14,570)
                                                           -------

     Total Stockholders' Equity ....................      (10,820)
                                                           -------
      Total Liabilities and
       Stockholders' Equity ........................      $
                                                           =======






STATEMENT OF OPERATIONS DATA:

                                                 Period December 28,
                                                 2000(inception)
                                                 through
                                                  December 31, 2001

                                                 ----------------
Revenues: ..................................     $   --
General and administrative Expenses: ........     (14,570)
                                                  --------
     Net Loss ..............................     $(14,570)
                                                  --------
Loss per share ............................      $ (.01)
                                                  =======

              -------------------------------------------------------

                                  RISK FACTORS

Prospective investors in the shares offered should carefully consider the following risk factors, in addition to the other information appearing in the prospectus.

 We are subject to intense competition from others who may implement the same business concept before us and thus cause our business to fail.

 There are several large companies, such as Starbucks Coffee and The Coffee Bean, which have greater financial resources and more established brand names than ours. These companies are in a better position to implement a business plan similar to ours, which may result in the failure of our business and plan of operations.

 Ciao's plan of operations is based on its trade name, and it may not be possible to register the trade name. This may result in us not being able to accomplish our business plan and the failure of our business.

Ciao's application for trademark registration has been accepted by the United States Patent and Office, which has indicated that the mark appears to be entitled to registration, and if no opposition is filed to the mark, it has indicated that it may issue a notice of allowance of the mark. This does not mean that the registration process has concluded, and there is no assurance that the mark will be granted registration.

 If we receive only nominal funding, we will not be able to implement our plan of operations, which may result in the failure of our business.

If we receive only nominal funding from this offering, we may have to attempt to raise capital privately and, if we fail to raise the minimum amount of capital required to implement our plan of operations, our business may fail and the investors may lose their entire investment.

Our accountant has expressed a doubt as to whether we may continue as a going concern. If we do not, then investor's in this offering may lose their entire investment.

In order to continue as a going concern, we need operating capital. We have nominal assets and no current operations with which to create operating capital. We are seeking to raise capital through this offering, but, since there is no minimum amount of capital which must be raised in this offering, there can be no assurance that we will be successful in raising operating capital. If we are not able to raise operating capital, we may not be able to put our plan of operations into play, and investors participating in this offering may lose their entire investment.




 We rely upon our current officers, and the loss of any of them would seriously impair our ability to implement our plan of operations, and result in the failure of our business.

 We are dependent upon our president, Jeffrey Volpe, and our Secretary/Treasurer, Artem Gotov. The loss of either one of them may result in our failure to implement our plan of operations. As a result, investors may lose their entire investment.

 Our Secretary/Treasurer devotes his efforts to several other businesses, and lives outside of the country in which we are located, which may result in less of an effort made to promote our plan of operations, which in turn may result in the failure of our business.

 Our Secretary/Treasurer, and founder of the our business concept, Artem Gotov, devotes only about 25% of his time on our business and lives in Russia. Since we rely upon Mr. Gotov for his technical expertise in the implementation of our plan of operations, his lack of full time dedication to us may affect our ability to put the plan of operations into place effectively.

 Our Secretary/Treasurer is also the officer of a similar company, which could create a conflict of interest.

 Our Secretary/Treasurer, Artem Gotov, is also the president and Director of McSmoothie's Inc., which is a company whose business plan is to develop a nationwide chain of smoothie and drink stores. Since the two businesses are similar in nature, Mr. Gotov may have conflicts of interest that he may resolve in favor of McSmoothie's. Mr. Gotov is also in negotiations on behalf of himself and his partners in Moscow with The Coffee Bean on establishing a chain of Coffee Bean stores in Russia.

 We have no experience in the coffee bar business. This may affect our ability to operate successfully, and result in the failure of our business.

The management of Ciao, although familiar with the restaurant business, has never established or managed a coffee bar before, and has no experience.




There is no established market for our stock and investors may not be able to sell their shares in the future.

If we are unsuccessful in developing a market for our stock, then it will be difficult for investors to establish a value for their stock and to eventually sell their shares and recover their investment.

 The survival of our business depends upon changes in current trends, tastes, and perceived effects on health.

Coffee bars are popular at this time, but, if this trend does not continue, if people's tastes change, or if the health effects of consumption of amounts of coffee affect consumers' attitudes toward our industry, our business could fail.

 The current instability in coffee growing countries could make us unable to price our products competitively, resulting in the failure of our business.

The cancellation of the International Coffee Agreement in 1989, coupled with political instability in the coffee growing regions of South America, and the current economic uncertainty in Latin America may result in further restrictions on the supply of coffee and a continuation of price increases. This may result in our inability to price our products competitively due to our less advantageous buying power compared to our competitors.

 The coffee bar market may be heavily saturated, and, unless our concept of differentiating ourselves from the other coffee bars succeeds, our business may fail.

The coffee bar market has become saturated with national coffee bar chains with high brand name recognition, such as "Starbucks Coffee" and "The Coffee Bean," regional coffee bar chains and local "mom and pop" coffee bar operations. Therefore, if we fail to develop brand name recognition as a result of our concept of a relaxed atmosphere European style coffee bar, our business may fail.






                                USE OF PROCEEDS

 The estimated net proceeds of this offering, after deduction of estimated offering expenses, are $985,000. The following table shows Ciao's use of
proceeds if 25%, 50%, 75%, and/or 100% of the shares are sold.   Further,
there can be no assurance that any shares will be sold in this offering.

                              10%       25%       50%       75%       100%
                              ---       ---       ---       ----      ----
Gross offering proceeds     100,000     250,000   500,000   750,000   1000000
Offering expenses            15,000      15,000    15,000    15,000     15000
                            -------     -------   -------   -------   -------
Net offering proceeds        85,000     235,000   485,000   740,000   850,000

Principal uses of net proceeds:

Construction of
prototype coffee bars        50,000     150,000   200,000   250,000   250,000
Advertising                  20,000     125,000   150,000   250,000   250,000
Salaries                     13,000      39,000    52,000    65,000    65,000
Working capital               2,000     113,500    83,000   175,000   285,000
                         ----------     -------   -------   -------   -------
Totals                       85,000     235,000   485,000   740,000   850,000



The construction of prototype coffee bars is based upon an estimate of $50,000 per prototype store. This is broken down as follows:

Plans and Permits                  $ 5,000
Leasehold improvements             $30,000
Equipment                          $10,000
Initial stock and staffing         $ 5,000

Salaries are based on the assumption that the stores will be staffed by 2 workers, paid at minimum wage, along with a worker/manager, who will receive an additional $1.00-2.00 per hour for supervising, opening and closing the stores, in addition to his or her regular work duties.

If the proceeds of this offering are less than 10%, we believe that we will not be able to implement our business plan, and will be forced to use other financing, such as private placements of our securities or bank borrowing, or a business combination with a more financially able ally in the same or similar industry, in order to accomplish our plan of operations. In this event, the proceeds of the offering will be spent on general and administrative costs and the remainder will be reserved for working capital.

The allocation of the net proceeds of the Offering set forth above represents Ciao's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and Ciao's future revenues and expenditures.

If any of these factors change, Ciao may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Working capital includes payroll, office expenses and supplies, insurance, and other general expenses. None of the proceeds are allocated to officer's salaries, or payments to any directors or affiliates.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

                                DIVIDEND POLICY

Ciao has never declared or paid cash dividends on its capital stock. Ciao currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.




                           PRICE RANGE OF SECURITIES

Ciao's common stock is not listed or quoted at the present time, and there is no present public market for Ciao's common stock. Ciao has obtained a market maker who has agreed to file an application for Ciao's securities to be quoted on the NASD OTC Bulletin Board(Bulletin Board), upon the effectiveness of this Registration Statement, but the obtaining of a quotation is subject to NASD approval, and there can be no assurance that Ciao's stock will be quoted on the Bulletin Board. Thus, there can be no assurance that the NASD will accept Ciao's market maker's application on Form 211. Therefore, there can be no assurance that a public market for Ciao's common stock will ever develop.


                                    DILUTION

As of December 31, 2001, Ciao's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of Ciao's tangible assets less its total liabilities. Net tangible book value per share represents Ciao's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,000,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), Ciao's net tangible book value as of the closing of this offering would increase from $0 to $.24 per share. This represents an immediate increase in the net tangible book value of $.24 per share to current shareholders, and immediate dilution of $.76 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock                                             $  1.00
Net tangible book value per share before offering.................$     0
Increase per share attributable to new investors..................$   .24
Net tangible book value per share after offering..................$   .24
Dilution per share to new investors...............................$  0.76
Percentage dilution................................................   76%

The following table summarizes, both before the offering and after the offering, assuming the sale of all 1,000,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors.








                         Number          Total           Percentage   Percentage      Average
                         of Shares       Consideration   of Shares    of Total        price
                         Purchased       Paid            Purchased    Consideration   per
share
                         ---------      ---------------  ---------    -------------   --------
-

Existing Investors        3,100,000    $     3,100           75.60%   .3%        $.001
New Investors             1,000,000    $ 1,000,000           24.4%       99.7%       $  1.00


The following table shows the estimated dilution if only 25% of gross proceeds of this offering are received. As of December 31, 2001, Ciao's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of Ciao's tangible assets less its total liabilities. Net tangible book value per share represents Ciao's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 250,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), Ciao's net tangible book value as of the closing of this offering would increase from $0 to $.07 per share. This represents an immediate increase in the net tangible book value of $.07 per share to current shareholders, and immediate dilution of $.93 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock                                             $  1.00
Net tangible book value per share before offering.................$     0
Increase per share attributable to new investors..................$   .07
Net tangible book value per share after offering..................$   .07
Dilution per share to new investors...............................$  0.93
Percentage dilution................................................   93%

The following table summarizes, both before the offering and after the offering, assuming the sale of only 250,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors.



                         Number          Total           Percentage   Percentage      Average
                         of Shares       Consideration   of Shares    of Total        price
                         Purchased       Paid            Purchased    Consideration   per
share
                         ---------      ---------------  ---------    -------------   --------
-

Existing Investors        3,100,000    $     3,100          92.5%          1%         $.001
New Investors               250,000    $   250,000           7.5%          99%        $1.00

 The following table shows the estimated dilution if only 10% of gross proceeds of this offering are received. As of December 31, 2001, Ciao's net tangible book value was $0, or $0 per share of common stock. Net tangible book value is the aggregate amount of Ciao's tangible assets less its total liabilities. Net tangible book value per share represents Ciao's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 100,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $15,500), Ciao's net tangible book value as of the closing of this offering would increase from $0 to $.02 per share. This represents an immediate increase in the net tangible book value of $.02 per share to current shareholders, and immediate dilution of $.98 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock                                             $  1.00
Net tangible book value per share before offering.................$     0
Increase per share attributable to new investors..................$   .02
Net tangible book value per share after offering..................$   .02
Dilution per share to new investors...............................$  0.98
Percentage dilution................................................   98%

The following table summarizes, both before the offering and after the offering, assuming the sale of only 100,000 shares in this offering, a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors.



                         Number          Total           Percentage   Percentage      Average
                         of Shares       Consideration   of Shares    of Total        price
                         Purchased       Paid            Purchased    Consideration   per
share
                         ---------      ---------------  ---------    -------------   --------
-

Existing Investors        3,100,000    $     3,100          96.9%           3%        $.001
New Investors               100,000    $   100,000           3.1%          97%        $1.00





                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND PLAN OF OPERATIONS

The following discussion should be read in conjunction with Ciao's Consolidated Financial Statements, including the Notes, appearing elsewhere in this Prospectus.

OVERVIEW

Ciao was organized on December 28, 2000. Ciao is in the business of marketing the concept of a national coffee bar in the European style, with a menu of whole bean coffees, Italian style espresso beverages, and a variety of European style pastries purchased from other sources. Each store and all products will bear the trade name, "Ciao Cacao." Ciao has applied for trademark registration of this trade name with the U.S. Patent and Trademark Office. Ciao's common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that its common stock will ever develop a market.

 STRATEGY

Our objective is to become a leading specialty coffee retailer. We intend to achieve this goal by consistently selling only the highest quality whole-bean specialty coffees and coffee beverages, providing a superior level of customer service, and utilizing a marketing strategy emphasizing the differences between the Company's products and those of its competitors. The Company believes that its commitment to quality will establish a high degree of customer loyalty and repeat business. So far, we have limited our operations to startup and development activities.




PLAN OF OPERATIONS-IN GENERAL

 Ciao presently has no cash with which to satisfy any future cash requirements, and we have not taken any affirmative steps in furtherance of developing our first prototype store. Ciao will need a minimum of $85,000 from this offering to satisfy its cash requirements for the next 12 months. With this minimum capital, Ciao intends to establish its first prototype coffee bar, using the Ciao theme. Ciao will not be able to operate if it does not obtain equity financing. If we do not receive the minimum financing required to put our business plan into operation, we will first seek to obtain a market for our common stock, and then attempt to raise the minimum capital required through private placements of our common stock or borrowing from our principals. We will also delay the commencement of operations until sufficient capital has been raised. Ciaohas no current material commitments. Ciao depends upon capital to be derived from this offering and future financing activities such as subsequent offerings of its stock. There can be no assurance that Ciao will be successful in raising the capital it requires. Management believes that, if this offering and the subsequent private placements are successful, Ciao will be able to generate revenue from coffee sales and achieve liquidity within the next twelve months, and estimates that this liquidity will continue, unless it goes over budget in development of new coffee bar locations.

 Ciao's operations during the next twelve months are dependent upon receiving adequate financing in this offering. If we do not receive at least $85,000 in net proceeds from this offering, our operations will be limited to arranging additional financing by private placements of our securities, borrowing from our principals, or bank financing. If we receive at least $85,000 in net proceeds, our operations will be limited to the construction, opening and running of our first prototype store.

 Development of prototype store

Ciao anticipates that the cost of development of a prototype coffee bar will be at least $50,000. The estimates that follow are based upon receiving initial funding of at least $85,000, to construct the prototype store and have working capital. If we do not raise the minimum funding of $85,000, we will not be able to implement these plans We intend to develop at least four additional stores after the prototype store, at an expected cost of $250,000. The cost of construction of each store was estimated as follows, based upon research conducted by our management in discussions with competitors:

     - Plans and permits: $5,000
     - leasehold improvements: $30,000

     - equipment: $10,000

     - initial stock and staffing: $5,000

We expect that the cost of renting facilities, which is included in our leasehold improvements estimate, will run at premium prices, in major metropolitan areas with high pedestrian traffic. An example of rent prices is approximately $3.00 to $4.00 per square foot.

Our Secretary/Treasurer, Artem Gotov, will design the layout of the prototype store, in conjunction with a licensed architect. This is estimated to take at least one month. After the plans have been drawn and submitted to the Santa Barbara Building Department for plan check, we anticipate that they will be approved and that we can begin construction. This is expected to take approximately 30 days. This initial design phase is estimated to cost approximately $5,000.

After the plans have been approved, a construction crew will be hired and supervised by Mr. Gotov to construct the leasehold improvements, which is estimated to take approximately three weeks at an approximate cost of $30,000. At the same time as the leasehold improvements are being constructed, Mr. Gotov and Jeffrey Volpe will use their contacts to obtain an espresso machine, a refrigerator, a pastry display case, tables and chairs, and dishes and implements, imported from Italy and France, at an approximate cost of $10,000. This phase of development is expected to take approximately two months.

After the store has been outfitted with its initial equipment, we will apply to the Santa Barbara health department for a health permit, a process which is estimated to take approximately 10 days. Jeffrey Volpe and Artem Gotov will order initial coffee supplies and pastries from local suppliers and bakeries and hire two managers and eight minimum wage employees through classified advertising in the local newspaper. This is expected to take approximately one week, which will culminate in the opening of the store. Artem Gotov will stay on full time for one month to finish manager and employee training, and Jeffrey Volpe will supervise employees, management and payroll.

We do not expect any additional research and development of any products, nor do we expect to incur any research and development costs. Ciao does not expect the purchase or sale of plant or any significant equipment, except for the initial purchase of coffee makers, refrigerators and display cases for the prototype and following stores, and it does anticipate hiring at least 30 minimum wage employees and five full time managers to run the stores. Ciao has generated no revenue since its inception.

Ciao is still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that Ciao will be successful in raising the capital it requires through the sale of its common stock.

 MILESTONES

     -First Phase: The first phase of our plan of operations is to develop our first prototype coffee bar store, at an anticipated cost of $50,000. This first phase is dependent upon our receiving a minimum of $85,000 in net proceeds from this offering. If we do not receive at least $85,000 in net proceeds, there can be no assurance that we will ever reach this first milestone, as to do so, we will have to seek alternative financing, such as private placements of our securities after the closing of this offering, bank borrowing, or borrowing from our principals. None of these forms of alternative financing have been implemented or arranged. If we are able to raise the required capital for this milestone, we anticipate that it will be completed approximately three months after the close of this offering. At the end of this milestone, we anticipate receiving our first revenues. If we receive only nominal funding, we will not be able to implement our first phase of our plan of operations and implement our advertising budget. In the event only nominal funding is raised, we will seek to raise money by private placements of our securities or borrowing from our principals.

-Second phase: The second phase of our plan of operations is to develop our second and third coffee bar stores, at an anticipated cost of $150,000, plus an advertising budget of $125,000, and $39,000 in salaries. This second phase is dependent upon our receiving a minimum of $235,000 in net proceeds from this offering. If we do not receive at least $235,000 in net proceeds, our operations will be limited to the operation of our first prototype store. We anticipate achieving this milestone by the end of the ninth month following the closing of our offering.

-Third phase: The third phase of our plan of operations is to develop our fourth coffee bar store, at an anticipated cost of $50,000, plus to increase our advertising budget to $250,000 and our salaries to $65,000. This third phase is dependent upon our receiving a minimum of $740,000 in net proceeds from this offering. If we do not receive at least $235,000 in net proceeds, our operations will be limited to the operation of our first prototype store. We anticipate achieving this milestone by the end of the twelfth month after the closing of our offering.

CONSTRUCTION

We plan to use local construction firms and architects to develop the first prototype stores. The basic design has been made by Artem Gotov, and includes coffee brewers, an espresso/cappuccino machine, a pastry case, and a comfortable European style seating area. We have not yet contracted with any construction firms, and have only made arrangements with our architect, Jerry Dohn, to draw the designs once we have received funding. We have received estimates on construction and the purchase of equipment which indicate that our leasehold improvements on a typical small 1000 square foot store would run approximately $5,000 for plans and permits, $30,000 for leasehold improvements, $10,000 for equipment, and $5,000 for initial staffing, for a total of approximately $50,000. We have not yet secured a location for the first store, which will be on State Street in Santa Barbara, as we have not yet received our funding and are dependent on this offering for this funding.







                                  BUSINESS
Organization

  Ciao was organized on December 28, 2000. Ciao is in the business of marketing the concept of a national coffee bar in the European style, with a menu of whole bean coffees, Italian style espresso beverages, and a variety of European style pastries purchased from other sources. Ciao has no current operations at the present time. It was originally organized for Mr. Jeffrey Volpe, our president and founder, who was interested in formulating a business plan to open a chain of coffee bars, and who was introduced to Artem Gotov by our counsel, Kenneth G. Eade, because Mr. Eade felt that Mr. Gotov had the requisite experience to help with the business plan. Mr. Gotov came up with the trade name and concept, and further defined the business plan. Its business plan is to establish a national chain of coffee drink stores, featuring fresh brewed freshly ground coffee of different types and flavors, and the popular Italian style espresso coffee drinks. Our main focus will be on developing company-owned and franchised retail coffee bar locations selling brewed coffee, espresso-based beverages, such as cappuccinos, lattes, mochas and espressos, Italian sodas, and various blended drinks. To complement beverage sales, the company plans to sell pastries, cookies, light food items, whole bean coffee, and accessories. Mr. Volpe handles management and administration, including license applications, contracts, advertising, leasing, banking, financing, and office work. Mr. Gotov handles concept and design matters, restaurant management and employee training.

Industry

The specialty coffee retail business in the United States is growing rapidly and is undergoing substantial change. Industry sources estimate that total retail sales of specialty coffee 1 5 will reach $5.0 billion in 2000 from $1.5 billion in 1990. It is estimated that the number of coffee cafes, espresso bars and espresso carts will increase to 15,000 by 2000 from less than 1,000 in 1990. Due to ease of entry into the business and the growing popularity of specialty coffee nationwide, there has been a proliferation of single unit operators and small, regional coffee companies, many having fewer than 50 stores. Industry studies suggest that a high proportion of consumers in the United States now recognize and appreciate the difference in quality between instant and canned coffees and specialty coffees, which are made from higher quality coffee beans roasted to specifications that produce coffee with more flavor and consumer appeal.

Coffee is the world's second largest traded commodity. Supply and price can be volatile. The supply and price can be affected by multiple factors, such as weather, politics, labor and economics in the Producing Countries. The International Coffee Organization, through the imposition of export quotas agreed upon by consumer and producer member nations, has in the past attempted to maintain the commodity prices of green coffees. The specific effect the cartel has had on coffee prices is difficult to determine in light of other occurrences such as weather problems, labor problems and political and currency instability in coffee producing countries. From time to time, the coffee cartel members have met and determined to withhold some percentage of their exportable green coffee bean crop in an effort to raise and sustain green coffee bean prices. This happened in 1994, 1995 and 1996. In January 1997, the ACPC agreed to extend its current limitations through 1998. We are unable to predict whether the ACPC will be successful in achieving its goals; however, the supplies of green coffees held by coffee roasters and buyers are currently at historical low levels. Brazil experienced frosts in 1994. The announcement of the Brazilian frost damage caused a substantial increase in green coffee bean prices and other coffee-product related prices worldwide.

 Source: Industry filings with the Securities and Exchange Commission, including filings by Starbucks Corp., America's Coffee Cup, and Blue Star Coffee, Inc.

Coffee Store Development

We plan to locate the coffee stores in major metropolitan areas with high pedestrian traffic, beginning with tourist areas. Our initial store will be located in Santa Barbara, and we hope to locate stores in the New York, Chicago, Miami, Orlando, Dallas, Denver, Los Angeles and Honolulu areas. The stores will be located in areas of these cities which have street pedestrian traffic, as opposed to malls and shopping centers, in order to give the stores a "cafe" type feel. The size of each store will be approximately 1,000 to 1,500 square feet, and will have a counter, seating area, outdoor cafe type seating area, a small kitchen area with cash register, refrigerator/freezer, coffee makers and an espresso/capuccino machine. We intend to compete against other coffee store chains by establishing name recognition and providing better than average customer service. We also plan to compete by creating a European ambience to our coffee stores, and by locating the stores only in areas that will allow outside seating, to give the stores that European "cafe" feeling. We have no proprietary formulas for our coffee drinks. The core of our business will be coffee drinks, but we will also offer European pastries purchased from local bakeries in the area in which our stores will be located. Ciao's plan of operations includes the intention to offer quality products with high perceived value; fast and friendly customer service; to develop a strong brand image behind the trademark, "Ciao Cacao" and to target an attractive demographic segment of adults, ages 25 through 50. All of these operations are planned operations at the present time, as Ciao has no actual business, other than the formation of its business plan and this offering.

 The planning and development of the stores will be performed by our management, in conjunction with qualified architects and construction firms. The planning of each store will be relatively simple, as we plan to offer limited products, and we will rely on the experience of Artem Gotov in planning and designing restaurants and coffee shops. Mr. Gotov has extensive experience in the design and construction of restaurants. He has conceived, constructed, developed and managed, on a daily basis, restaurants in Russia for the past eight years. He has also conceived, constructed and developed a restaurant in Las Vegas, Nevada, which restaurant never opened because of lack of finding. We will staff each store with minimum wage employees with experience in the fast food industry, who will be trained by Mr. Gotov, and we will hire managers, who will perform the work of our regular employees, plus supervision, opening and closing, for which they will be compensated with extra pay per hour. Eventually, we plan to offer an incentive program to manager employees, which may include options on our common stock, in order to attract and retain trustworthy managers. The first step of the development will be the development of a prototype store in Santa Barbara, California. Products, including coffee beans and pastries, will be obtained from local sources, and all product testing will take place in the prototype store. We have not yet obtained a lease or option on the space for the prototype store, which will not be obtained until sufficient funds have been raised in this offering to secure the space and begin development, but we anticipate that the space will be on State Street in Santa Barbara or on Coast Village Road in Montecito, which are two areas of high pedestrian and tourist traffic, and areas whose ambiance fits with the ambiance of our planned store. We plan to open our prototype store within three months after the closing of this offering, which, depending upon the proceeds generated in this offering, will be followed by the opening of four more initial stores in Los Angeles, New York, Miami and Chicago. The expansion of our operations will require the hiring of additional experienced management and personnel. Each store will be given a trial period of one year to reach profitability, or it will be closed and another location will be sought for the store. We plan to have all five stores in operation by the end of the twelve month period following the closing of this offering.

Coffee Store Operations

All of the planned operations described in this prospectus depend on Ciao raising a sufficient amount of capital to dedicate financial resources to each element of its business plan. There can be no assurance that any capital at all will be raised from this offering, but if significant capital is raised, resources will be devoted to ensure that all Ciao coffee bars which Ciao plans to develop will offer the highest quality food and service. The coffee and pastries we serve will be obtained from local sources, but will be gourmet coffee of the highest quality we can obtain, and fresh pastries from local European style bakeries which fit our standards of the highest quality obtainable. We expect that we will have to pay more for these items than lower quality coffees and pastries, but we anticipate we will be able to cover our costs, given the premium prices being charged for similar products by our competitors. Emphasis will be placed on delivering quality ingredients to all coffee bars, that restaurant food production systems will be continuously developed and improved, and all employees will be dedicated to delivering consistently high quality food and service. Ciao will standardize the specifications for the preparation and service of its food, the conduct and appearance of its employees, and the maintenance and repair of its premises. Each Ciao store will be operated by a company-employed manager who normally will receive a minimum of eight weeks of management training, which will include classroom training and on-the- job training in a Ciao store.

The store manager will be responsible for the operation of the coffee bars, including product quality, food handling safety, cleanliness, service, inventory, cash control and the conduct and appearance of employees. Restaurant managers will be supervised by regional managers, who will report directly to Ciao management. Ciao will establish a performance bonus system to award managers at all levels with bonus compensation based on profit achievement. Ciao will employ a point of sale computerized reporting and cash register system for its coffee bars, which provides points of sale transaction data and accumulates marketing information. Sales data will be collected and analyzed on a weekly basis by management.

We believe that our primary customers will be middle aged Americans, from ages 30 through 50, and tourists from ages 20 through 50. This belief is based on two factors. One is the recent trend for consumers and tourists to pay attention to "theme" restaurants, and the other is the unique ambiance we intend to create in our stores, which will make them a comfortable place for our customers to relax, converse, and meet with other people. We have not yet identified any suppliers for our stores, and we plan to supply each store with staples and supplies from local sources, including national suppliers such as Sysco and Smart and Final, and pastries from local bakeries, until such time as our expansion plans justify more centralized bulk buying from larger national suppliers.

We will price our coffees and retail goods at or above the prevailing high-end prices for these items in its markets. The products offered by us will be of the highest quality and would command a premium price based on value alone. We believe that specialty coffee consumers expect to pay a higher price for specialty food and beverage products and look with suspicion at products that are priced below the market. This strategy will differentiate the Company from many of its competitors that compete on a "price only" basis.

Our beliefs are based upon our research of the specialty beverage industry, and the experience of our management.

Planned advertising and promotion

As part of its plan of operations, which is dependent upon the raising of sufficient capital, Ciao plans to engage in a marketing program, both in conjunction with before and after the opening of new restaurant locations, and
on an ongoing basis, to build the brand name,"Ciao Cacao"   Ciao will
emphasize local, low cost advertising on cable television and radio in the areas in which new coffee bars are planned to be developed. This will be combined with a direct mail campaign in the area. This cable and radio advertising will be supplemented by advertising in the local newspapers, including coupons advertising "two for one" specials. The first day of the opening of each store will be promoted by offering free beverages to all customers, in order to attract new customers, and to familiarize them with our store and its concepts. This advertising campaign is constructed to create the most exposure and awareness of our stores in the local areas where they will be operated. We anticipate costs of our grand opening campaign, which will last approximately one month, to be about $3,000 per week. After that, we plan to continue advertising on a regular basis on cable television and local newspapers and journals, at an approximate cost of $1,000 per week.

We will also rely on the high visibility of its retail locations, word-of-mouth, public relations, local store marketing, and the inviting atmosphere of its kiosks to drive growth. We also plan to conduct in-store coffee tastings, provide brewed coffee at local neighborhood events, donate coffee to local charities, and mail periodic announcements to neighborhood residents to announce a store opening or the introduction of a new product.

 Description of Property

Ciao subleases offices at 827 State Street Suite 11, Santa Barbara, California, from its president, Jeffrey Volpe, who in turn rents it on an oral agreement from Rametto Corporation, pursuant to an oral agreement, on a month to month basis, at no charge to Ciao, until such time as Ciao, for approximately 150 square feet of office space, which is adequate for Ciao's needs at the present time. These offices are located in downtown Santa Barbara, and are used for offices only. There is no plan to renovate the property. There are no competitive conditions with respect to the property that affect us. The property is not adequately covered by renter's insurance. The occupancy rate of the property is about 90%. Our suite is occupied by Mr. Volpe. No other tenants occupy the suite at this time. The principal businesses, occupations and professions in the building are legal and professional, video production, advertising, and investments. The average effective annual rental per square foot is approximately $32 per square foot per year.

Ciao has filed an application for service mark registration with the U.S. Patent and Trademark Office trademark protection of the mark, "Ciao Cacao." We cannot predict whether or not the mark will be granted trademark protection, as the application process has not yet been completed, and the mark has not yet been examined by an attorney with the U.S. patent and Trademark Office. Ciao has no patents.

Employees

  As of June 6, 2001, Ciao has two employees. Jeffrey Volpe, Ciao's president, devotes approximately 20 hours per week to the business of Ciao and Ciao's Secretary/Treasurer, Artem Gotov, devotes approximately 20 hours per week to the company. Ciao has no written employment contracts. None of Ciao's employees are covered by a collective bargaining agreement. Ciao has never experienced an employment related work stoppage and considers its employee relations to be satisfactory.

 Competition.

The coffee bar industry is highly competitive with respect to price, service, location and food quality, and there are many well-established competitors. Certain factors, such as substantial price discounting, increased food, labor and benefits costs and the availability of experienced management and hourly employees may adversely affect the fast food restaurant industry in general and Ciao in particular. We will compete against all restaurant and beverage outlets that sell speciality coffees and a growing number of espresso stands, carts and stores. We believe that our customers will choose among retailers primarily on the basis of product quality, service and convenience, and, to a lesser extent, on price. Ciao will compete with a large number of national and regional coffee store chains, most of which are franchises. In virtually every major metropolitan area where we plan to operate, there are local or regional competitors with substantial market presence in the specialty coffee business. Our primary competitors for coffee beverage sales are restaurants, shops, and street carts. In almost all markets in which we plan to do business there has been a significant increase in competition in the specialty coffee beverage business and management expects this trend to continue. Although competition in the beverage market is currently fragmented, a major competitor with substantially greater financial, marketing and operating resources than us could enter this market at any time and compete directly against us. Most of the potential competitors which own coffee bar chains have financial resources superior to us, so there can be no assurance that Ciao's projected income will not be affected by its competition. Ciao expects this competition to increase. We plan to strategically locate each store away from close proximity of our competitors, and to develop an ambiance for each store which will differentiate it from the take-out, fast food mentality, in order to differentiate the stores from those of our competitors.

A number of nationwide coffee manufacturers, such as Kraft General Foods, Proctor & Gamble, and Nestle, distribute coffee products in supermarkets and convenience stores, which may serve as substitutes for the Company's coffees. Other specialty coffee companies including Starbucks, Seattle's Best Coffee, Bucks County, Brothers Gourmet Coffees, and Green Mountain Coffee Roasters, and America's Coffee Cup, who sell whole bean coffees in supermarkets and variety and discount stores. Thus, both the Company's whole bean coffees and coffee beverages compete indirectly against all coffees on the market. Our potential competitors include all national and regional specialty coffee retailers, including:

     - Starbucks Corp: The largest competitor in the specialty coffee market is Starbucks, based in Seattle, Washington, whose company owned national locations number over 2,000, and which also has expanded to the international market. In addition, Starbucks sells its branded coffees and coffee blends in major retail locations throughout the United States, and is featured as a brand coffee on major U.S. airlines.

     - International Coffee and Tea, LLC This company operates under The Coffee Bean and Tea Leaf brand, and is a leading franchiser, and has retail locations in most major metropolitan areas in the United States.

     - Gloria Jean's Coffee Bean: This company is a leading franchiser of over 250 retail coffee specialty stores and kiosks, many of which are located in shopping malls throughout the United States. The company is now developing an international presence as well.

     - The Coffee Beanery, Ltd.: This company is a major specialty coffee franchiser, with approximately 175 stores in operation, mostly located in malls and large office buildings.


     - Blue Star Coffee: This company operates on a "kiosk" and drive through store concept, and has a similar strategy and plan of operations as Ciao.

     - America's Coffee Cup: This company operates out of what it perceives to be a "niche" market, of coffee stands located within Ralph's Grocery Stores in California.

     - Barista Brava Coffee: Headquartered in Washington D.C., Barista Brava Coffee operates six cafes, two of which are franchised, in downtown and central business district locations. It is registered to sell franchises in Rhode Island, Maryland, New York, and Virginia.

     - Quick'ava: Quick'ava is one of several coffee retailers that offer a drive-through concept. Currently, the company operates 12 double-sided drive-throughs in New England. The average sales per unit are $520,000.00. Started in 1990 in Bingham, Massachusetts, the company claims to have 54 contractually committed units in New England.

     - Peet's Coffee & Tea: Peet's operates 56 coffee shops mostly in
California.

     - Diedrich Coffee: Diedrich roasts and sells specialty coffee beans for its retail and wholesale customers. Diedrich also sells brewed coffee, espresso-based beverages, and light food items through company-owned and franchised retail locations. In addition, the company has over 300 wholesale accounts with businesses and restaurant chains, such as Ruth's Chris Steakhouses, El Torito, Claim Jumper, and Islands Restaurants. Diedrich Coffee acquired Coffee People in March 1999 and became the second largest specialty coffee company in the United States with annual system-wide sales of more than $150 million through 363 retail outlets in 38 states and seven countries. - Java Centrale competes in the cafe niche. The company was founded in 1992 and operates cafes, kiosks, and carts. Java Centrale has 24 cafes and 16 carts, half of which are franchised, based in Sacramento, California. It claims to have 190 franchises under contract in 14 states, primarily on the East and West coasts.

     - Coffee Express is located in Bangor, Maine. They build and franchise coffee drive-throughs. The company currently has two drive-throughs in Bangor that are company-owned. In addition, there are franchised units in Brewer, Maine; Ellsworth, Maine; and Erie, Pennsylvania. They are approved for franchising in New York, Virginia, New Hampshire, Rhode Island, New Jersey, and Florida. - Xpresso Coffee Cafe is located in Denver, Colorado and operates two company-owned and one franchised drive-throughs. However, they no longer offer franchises. - Caribou Coffee has approximately 137 retail locations in six states: Michigan, Ohio, North Carolina, Georgia, Illinois, and Minnesota. Caribou also merchandises beans, equipment, and branded apparel.




 Government Regulation.

 Each Ciao store will be subject to regulation by federal agencies and to licensing and regulation by state and local health, sanitation, safety, fire and other departments. Difficulties or failures in obtaining any required licensing or approval could result in delays or cancellations in the opening of new coffee bars. For example, we will apply for permits for leasehold improvements for each Ciao store, which usually take approximately 30 days.
In addition, we will apply for a permit with the local health department, a process which usually takes no more than 10-14 days. The steps to obtain licensing for each store are as follows: First, we must lease the store location, then apply for a business license in the city in which the store is located, which will be done within one week after the lease is signed. We expect to be granted the business license immediately upon application and payment of the license fee. We will next apply for permits for our leasehold improvements, which should take approximately 1 month to be approved, after which time we will construct the improvements, which construction should take approximately two months. Then we will apply for a health permit, in order to be permitted to sell food products. This requires an inspection of our facilities, which we estimate will take approximately 10 days. These time estimates are based upon the experience of our management, and conversations of management with local health department and planning department officials. Jeffrey Volpe will be responsible for assuring compliance with all appropriate government regulations, and we feel he is qualified to do so, given his prior business experience. He will be assisted by Artem Gotov, who has supervised compliance with government regulations in conjunction with the opening of restaurants in two countries.

 Ciao will also be subject to the Fair Labor Standards Act and various state laws governing such matters as minimum wages, overtime and other working conditions. A significant number of Ciao's employees will be paid at rates related to the federal and state minimum wage and increases in the minimum wage will increase Ciao's labor costs.

In addition, various proposals which would require employers to provide health insurance for all of their employees are being considered from time to time in the U.S. Congress and various states. The imposition of any such requirement would have a material adverse impact on the planned operation s of Ciao and the financial condition of the fast food restaurant industry.

Ciao will be subject to certain guidelines under the Americans with Disabilities Act of 1990 (ADA), and various state codes and regulations which require coffee bars to provide full and equal access to persons with physical disabilities.

FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. Ciao's expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.



LEGAL PROCEEDINGS

Ciao is not subject to any pending litigation, legal proceedings or claims.



EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of Directors of Ciao serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of Ciaoa are:

Name                      Age                Position
----                      ---                --------
Jeffrey Volpe             45                President, Treasurer, Director

Artem Gotov               37                Secretary, Director



  Jeffrey Volpe.  Jeffrey Volpe is the current President and Director of
Ciao and has been since its inception on December 28, 2000. He was the sole director from December 28, 2000 to February 13, 2000. He is the former president and director of Mercury Software, a software sales store, from March, 1999 through December, 2000. He acted as president and director of Innovative Software Technologies, Inc., an online specialty software sales company, from May 27, 1998 through December, 2000. He was Secretary of Russian-caviar.com, an online caviar sales store, and Russian Imports.com, an online imports sales store, from February, 2000 until December, 2000. From February 1, 2000 to the present time, he has been employed as a part time computer consultant for Nutra Pharma Corp., which was previously named Cyber-Vitamin.com, and he also assists Nutra Pharma in the filing of their financial reports with the Securities and Exchange Commission on the EDGAR filing system. Nutra Pharma is a company engaged in the business of developing botanical medicinal compounds. He is also a shareholder and assists in providing clerical and administrative work for McSmoothie's, Inc., a company with a business plan of establishing a chain of juice bar/smoothie stores. From August, 1997 through the present, he has also been self employed as a part time paralegal assistant. Since 1999, he has also been a self employed consultant for various publicly held companies, assisting them to file their financial reports with the Securities and Exchange Commission on the EDGAR system. This is an employment that is separate and apart from his employment as a paralegal assistant for the Law Offices of Kenneth G. Eade. Mr. Volpe has over 20 years' experience in computer programming, hardware and software. Mr. Volpe has extensive experience in web site design, PERL and CGI scripting, development of software macros for legal support services, as well as legal research and support. He has over three years' experience in managing publicly held companies. Mr. Volpe also is the 100% shareholder in two personal corporations named Ecclectric Sound and Immobilare. These corporations are used by Mr. Volpe to manage investment portfolios, and they have no business. He was the incorporator of Social Instinct, but has no ownership and holds no position in the company. Mr. Volpe has been the incorporator, sole director and officer of Las Vegas Buffet, Inc. since its inception on October 21, 2001. Las Vegas Buffet is a company with no current operations or business plan.

 Artem Gotov. Artem Gotov is the current Secretary and director of Ciao since since February 13, 2001. He is also the founder and current Vice President, and Director of Mc Smoothie's, Inc., a company with a business plan of developing a chain of juice bar/smoothie stores, from March 21, 2000 to the present date. He acted as the president of FBI Fresh Burgers International, a company with a business plan of establishing a chain of fast food restaurants, from February 1, 2000 through December, 2001. He was the owner of "Moliere," a European style restaurant in Las Vegas, Nevada, which never opened and was in development from March, 1996 through December, 2000, and was the co-owner of "Uncle Vanya's" restaurant, a bar and grill in Moscow, Russia, from November, 1996 through May, 2000. From June 1, 1998 through May, 2000, he developed, established, managed and sold "Moscow Time" restaurant, a European style luxury restaurant in Moscow, Russia. From June, 1992 through May, 1997, he owned and operated Luxe Casino, a facility with live gaming, bar and lounge, restaurant and banquet facilities in Moscow, Russia. He also organized a corporation by the name of "Larissa," which had no business and holds no property, and is now defunct.

 Potential claims

We have taken no precautions to preclude potential claims from prior or current employers of management for conversion or theft of trade secrets, know-how, or other proprietary information.

Relationships

 Mr. Gotov was a founder and is the current Vice President of McSmoothie's, Inc., and the founder and former president of FBI Fresh Burgers International, and is the brother-in-law of company counsel, Kenneth G. Eade. Jeffrey Volpe is the former president of Mercury Software and Innovative Software Technologies, Inc. He also performed clerical services in exchange for stock for Mc Smoothie's, Inc. and FBI Fresh Burgers International, and has worked as a paralegal assistant for Kenneth G. Eade since 1998. Kenneth G. Eade is the incorporator, promoter and shareholder of Ciao Cacao, Mc Smoothie's, Inc., Nutra Pharma Corp. and Celtron International, Inc., formerly known as Et Voila! European Cafes, Inc., and was the incorporator, attorney and a shareholder of FBI Fresh Burgers International, Russian Imports, Inc., Russian-Caviar.com, Spicology, Inc., Mercury Software, and Innovative Software Technologies, Inc.

FBI Fresh Burgers International was formed with a plan of operations to establish a nationwide chain of fast food restaurants. FBI abandoned this plan of operations when it acquired the assets of American Ammunition in 2001, which makes a new form of ammunition. The reason for the adoption of the new business plan was that financing and product development had already been completed on the ammunition manufacturer. Et Voila! European Cafes, Inc. originally had a plan of operations to establish a chain of European sandwich style stores, but abandoned this business plan after it acquired the assets of Celtron International, Ltd. in an agreement that was executed in 2001, but closed in the first quarter of 2002. The reason for abandoning this business plan was the acquisition of a company with an already existing automobile, fleet and container tracking system business, coupled with the defection of a principal of the company who reneged on contributing equipment to the company, and then attempted to transfer a block of stock he received in exchange for the equipment, thus resulting in Et Voila having to file a lawsuit for cancellation of the stock.


EXECUTIVE COMPENSATION

Ciao has made no provisions for cash compensation to its officers and directors. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to any executive officers during the last fiscal year.

                       Annual Compensation Fiscal year 2001
                               -------------------

 Name and Position       Salary           Bonus              Deferred Salary
 ------------------      -------           -----              ---------------
Jeffrey Volpe            0                   0              0
Artem Gotov              0                   0              0

We have no current arrangements pursuant to which we plan to compensate directors, other than their initial grants of restricted common stock, and such compensation is up to the board of directors in their discretion.



EMPLOYMENT AGREEMENTS

Ciao has not entered into any employment agreements with any of its employees, and employment arrangements are all subject to the discretion of Ciao Cacao's board of directors.

                             PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership of Ciao's common stock as of December 31, 2001, by (I) each person known by Ciao to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of Ciao Cacao, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                         Shares          Percent     Percent
                                         Beneficially    Before      After
Name and Address of Beneficial Owner     Owned           Offering    Offering
------------------------------------     ------------    --------    --------

Artem Gotov
1548 Fairhaven
Las Vegas, NV                                 10,000         .3%       .2%

Jeffrey Volpe                              2,890,000        93.22%    70.48%
827 State Street
Santa Barbara, CA 93101

Kenneth G. Eade                              200,000        6.45%     4.87%
827 State Street, Suite 12
Santa Barbara, CA 93101

Officers and Directors
as a Group                                 2,900,000        93.55%    70.73%


------------
Table is based on current outstanding shares of 3,100,000.




CERTAIN TRANSACTIONS

 In connection with organizing Ciao, on December 28, 2000, Jeffrey Volpe was issued 2,890,000 shares of restricted common stock, valued at $2890, and Artem Gotov was issued 10,000 restricted shares of common stock, valued at $10 in exchange for the business plan of Ciao, and Ciao's trade name, pursuant to
Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Jeffrey Volpe and Artem Gotov may be deemed to be promoters of Ciao.

On December 28, 2000, in exchange for legal services, Ciao issued 200,000 shares to Kenneth G. Eade, counsel to Ciao, in reliance upon section 4(2) of the Securities Act of 1933, in exchange for legal services rendered of the value of $200, consisting of initial incorporation and organization, bylaws, and our registration statement. Mr. Eade is a sophisticated investor who had access to all corporate information. Under Rule 405 promulgated under the Securities Act of 1933, Mr. Eade may be deemed to be a promoter of Ciao.

Ciao leases offices at 827 State Street Suite 11, Santa Barbara, California, pursuant to an oral agreement from its president, Jeffrey Volpe, on a month to month basis, at no charge to Ciao, until such time as Ciao, for approximately 150 square feet of office space, which is adequate for Ciao's needs at the present time.

We have not acquired, nor do we have plans to acquire, any assets, other than the business plan and trade name, from our promoters.

                           DESCRIPTION OF SECURITIES

The authorized capital stock of Ciaoconsists of 100,000,000 shares of common stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 4,100,000 shares of Common stock.

Common stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock have cumulative voting rights. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.

All outstanding shares of common stock are, and the common stock offered, upon issuance and sale, will be, fully paid and nonassessable.

 There are currently three shareholders of record of our common stock.

PENNY STOCK STATUS

If and when it creates a market for its common stock, Ciao's common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

     - Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

     - Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

     - Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.


     - The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security.

Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for Ciao' stock.

                  TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the common stock is Atlas Stock Transfer, 5899 South State Street, Salt Lake City, Utah 84102.


                        SHARES ELIGIBLE FOR FUTURE SALE

 Upon completion of this Offering, Ciao will have 4,100,000 shares of common stock outstanding. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, any share purchased by an affiliate (in general, a person who is in a control relationship with Ciao), will be subject to the limitations of Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of Ciao's, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of Ciao without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers subject to the limitations described above.

Prior to this offering, no public market has existed for Ciao's shares of common stock. However, Ciao's market maker, National Capital, has filed an application for a quotation with the National Quotation Bureau's "pink sheets," which application is still pending. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.






                               PLAN OF DISTRIBUTION

 The Shares shall be offered on a self underwritten basis in the States of New York, California, Florida and in the District of Columbia.

The offering is self underwritten by the Company, which offers the Shares directly to investors through officer Jeffrey Volpe, who will offer the Shares by prospectus and sales literature, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in the Company. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker. Mr. Volpe is relying on Rule 314-1 promulgated by the Securities and Exchange Commission, in offering the shares for sale.

There is no minimum offering, no escrow will be used for this offering, and no funds will be returned to investors. Funds received may used by us in our discretion.

The offering of the Shares shall terminate on December 31, 2002, or until all shares have been sold.

The Company reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.

                                 LEGAL MATTERS

The validity of the common stock offered will be passed upon for the Company by Kenneth G. Eade, Santa Barbara, California.


                                    EXPERTS

The Financial Statements of Ciao as of December 31, 2001 included in this Prospectus and elsewhere in the Registration Statement have been audited by Rogelio G. Castro, independent public accountant for Ciao, as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                INTEREST OF NAMED EXPERTS AND COUNSEL

Our counsel, Kenneth G. Eade, has received 200,000 shares of our common stock in exchange for his legal services.

ADDITIONAL INFORMATION

Ciaohas filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.


Ciaowill furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                  CIAO CACAO

Independent Auditor's Report ...................................   F-1

Balance Sheets
December 31, 2001 .................................................   F-2

Statements of Operations
 For the Years Ended December 31, 2001 ............................   F-3

Statements of Changes in Stockholders' Equity
 For the Years Ended December 31, 2001 ............................   F-4

Statements of Cash Flows
 For the Years Ended December 31, 2001 ............................   F-5

Notes to Consolidated Financial Statements .....................     F-27


                    INDEPENDENT AUDITORS' REPORT

 Board of Directors
Ciao Cacao

I have audited the accompanying balance sheet of Ciao Cacao (a development stage company), as of December 31, 2001, and the related statements of operations, stockholders' equity and cash flows for the period December 28, 2000 (inception)through December 31, 2001. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ciao Cacao as of December 31, 2001 and the results of its operations and its cash flows for the period December 28, 2000 (inception) through December 31, 2001 in conformity with generally accepted accounting principles.

The financial statements have been prepared assuming that the company will continue as a going concern. However, the Company has operated at a loss since its inception, and has nominal assets and no current operations with which to create operating capital. These factors lead me to express the opinion that there is substantial doubt about the company's ability to continue as a going concern. This and the company's plans to deal with this uncertainty are discussed in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Rogelio G. Castro
---------------------------
Rogelio G. Castro
Certified Public Accountant
Oxnard, California
March 31, 2002




                                  Ciao Cacao
                         (A Development State Company)
                                 BALANCE SHEET
                            As of December 31, 2001

                                    ASSETS

TOTAL ASSETS                                          $          -
                                                      ==============

                    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
 Accrued income taxes pay                                    10,820
 Accounts payable                                                -
                                                       -------------
                Total current liabilities                    10,820
                                                       -------------
LIABILITIES                                                  10,820
                                                       -------------
Stockholders' equity

  Common Stock, Par Value $0.001 per share-
   authorized shares 100,000,000, issued and
   outstanding 3,100,000 shares                               1,950

Paid-in Capital                                               1,800
Accumulated deficit                                         (14,570)
                                                       -------------
                 Total stockholders' equity                 (10,820)
                                                       -------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY               $         -
                                                       =============





    The accompanying notes are an integral part of these financial statements.








                              Ciao Cacao
                         (A Development State Company)
                             Statement of Operation
                         For the period December 28, 2000
                     (inception) through December 31, 2001

                                                           Cumulative
                                                             During
                                                           Development
                                            2000              Stage
                                           ------          -----------

Revenue                                $      -            $      -


General and administrative                (14,570)            (14,570)
                                           ------          -----------

            Not Loss from operations      (14,570)            (14,570)


                                           ------          -----------

                                Net Loss  (14,570)            (14,570)
                                         ==========        ===========


Net Loss Per Share (Basic and Diluted)      (.01)              (.01)
                                         ==========        ===========
Weighted Average Common Shares
 Outstanding                            3,100,000           3,100,000













    The accompanying notes are an integral part of these financial statements.













                                             Ciao Cacao
                                      (A Development State Company)
                                    Statement of Stockholders' Equity
                                        the period December 28, 2000
                                  (inception) through December 31, 2001


                                                         Additional
                                     Common Stock        Paid-In       Accumulated
                                  Shares      Amount     Capital       Deficit        Total
                                  ------      ------     ----------    -----------    -----
Stocks issued for cash
Stocks issued for services       3,100,000     1,950       1,800                        3,750
Net loss for the period                                                 (14,570)      (14,570)
                                   ------      ------     ----------    -----------   --------
Balance at September 31, 2000    3,100,000     1,950       1,800        (14,570)      (10,820)





The accompanying notes are an integral part of these financial statements.














                                       Ciao Cacao
                                 (A Development State Company)
                                  Cash Flows
                                      For the period December 28, 2000
                                  (inception) through December 31, 2001
Operating activities
 Net Loss
(14,570)
   Adjustments to reconcile net loss to
   net cash used in operating activities
     Stocks issued for services at fair value
3,750
     Increase in accounts payable
10,820
                                                                         -----
------

                   Net cash used in operating activities
-
                                                                         -----
------
    Net increase (decrease) in cash and cash equivalents
-

Cash and cash equivalents - beginning of year

Cash and cash equivalents - end of year
-

===========


Non cash activities:
 Stocks issued for services at fair value
3,750



  The accompanying notes are an integral part of these financial statements.







                                   Ciao Cacao
                        (A Development State Company)
                        Notes to Financial Statements
                              December 31, 2001

NOTE 1 - NATURE OF BUSINESS

Ciao Cacao (the Company) was incorporated under the laws of the state of California on December 28, 2000. It has developed a business plan to establish a chain of coffee stores across the United States. The Company has been in the development state since its formation. Planned principal operations have not yet commenced.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

A.  Basis - The Company uses the accrual method of accounting.

B. Cash and cash equivalents - The Company considers all short term, highly liquid investments that are readily convertible within three months to known amounts as cash equivalents. Currently, it has no cash equivalents.

 C. Loss per share - Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share". Basic loss per share reflects the amount of losses for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as stock options and convertible securities. As of December 31, 2001, the Company had no issuable shares qualified as dilutive to be included in the earnings per share calculations.

NOTE 3 - INCOME TAXES

The Company has adopted the provision of SFAS No. 109 "Accounting for Income Taxes". It requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Ciao has incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue codes are met.

There is a provision for income taxes for the period ended November 30, 2000, to recognize California's minimum income tax. The Company's total deferred tax assets as of December 31, 2001 is as follows:









Net operating loss carryforward     $15,370
Valuation allowance                 (15,370)
                                    --------
Net deferred tax asset                    0
                                    =========

The net operating loss carry forward for federal tax purposes will expire in year 2020.


NOTE 4 - RELATED PARTY TRANSACTIONS

The Company issued a total of 3,100,000 shares of unregistered common stock to its officers, legal counsel, and consultant in exchange for services rendered. The stocks issued are recorded at par value of the services received. Legal counsel of the Company is related to a majority stockholder and officer in the Company.

NOTE 5 - GOING CONCERN

The Company has nominal assets and no current operations with which to create operating capital. It seeks to raise operating capital through private placements of its common stock. However, there can be no assurance that such offering or negotiations will be successful.

NOTE 6 - SUBSEQUENT EVENTS

The Company's name was changed to Ciao Cacao on February 13, 2001.

NOTE 7 - FISCAL YEAR END

 The fiscal year end of the Company is March 31st. Two separate periods are not presented in the financial statements, because, in the three day period from December 28, 2000 to December 31, 2001, the company had no activity and no transactions.

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representations must no be relied upon as having been authorized by Ciao or its officers or directors. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this prospectus shall not, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date of this prospectus. Until December 14, 2000 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.




No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representations must no be relied upon as having been authorized by Ciao or its officers or directors. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this prospectus shall not, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.


Dealer Prospectus Delivery Obligation: Until ________________, 2002 (90 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            ------------------------

                             TABLE OF CONTENTS
                                                              PAGE
                                                            ---------

 Prospectus Summary............................      1
Risk Factors....................................        3
     We are subject to intense competition from
     others who may implement the same business
     plan before us and thus cause our business
     to fail....................................        4
     Ciao's plan of operations is based on
     its trade name, and it may not be possible to
     register the trade name.  This may result in
     us not being able to accomplish our business plan  4
     If we receive only nominal funding, we will not
     be able to implement our plan of operations,
     Which may result in the failure of our business    4
     Our accountant has expressed doubt as to whether
     we may continue as a going concern.  If we do not,
     then investors in this offering may lose their
     entire investment...........................       4
     We rely upon our current officers, and the loss
     of any of them would seriously impair our ability
     to implement our plan of operations, and result
     in the failure of our business.................    5
     Our Secretary/Treasurer devotes his efforts to
     several other businesses, and lives outside the
     country in which we are located, which may result
     in less of an effort made to promote our plan of
     operations, which in turn may result in the
     failure of our business.........................   5
     Our Secretary/Treasurer is also an officer of
     a similar company, which could create a conflict
     of interest....................................    5
     We have no experience in the coffee bar business.
     This may affect our ability to operate
     successfully, and result in the failure of
     our business...................................    5


     There is no established market for our
     stock, and investors may not be able to
     sell their shares in the future................    6
     The survival of our business depends upon changes
     in current trends, tastes, and perceived
     effects on health..............................    6
     The current instability in coffee growing
     countries could make us unable to price our
     products competitively, resulting in the failure
     of our business...............................     7
     The coffee bar market may be heavily saturated,
     And, unless our concept of differentiating
     ourselves from the other coffee bars succeeds,
     our business may fail.........................     7


Use of Proceeds.................................        7
Dividend Policy.................................        8
Price Range of Securities.......................        8
Dilution........................................        9
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................        11
Business........................................        14
Management......................................        22
Principal Stockholders..........................        23
Certain Transactions............................        24
Description of Securities.......................        25
Shares Eligible for Future Sale.................        26
Plan of Distribution............................        27
Legal Matters...................................        27
Experts.........................................        28
Index to Financial Statements...................        30

                                 CIAO CACAO

                      1,000,000 Shares of common stock

                                -------------

                                 PROSPECTUS

                                -------------

                              ____________, 2002

 ----------------------------------------------------------------------------

 ----------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 317 of the California Corporations Code, as amended, provides for the indemnification of Ciao's officers, directors, employees and agents under certain circumstances, for any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Ciao's Articles of Incorporation provides that the directors of the Company shall be protected from personal liability to the fullest extent permitted by law. Ciao's By-laws also contain a provision for the indemnification of Ciao's directors.

 DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Internet Services pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is being asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

 The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration Statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:




 SEC registration fee...........................................  $  264
Printing and engraving expenses................................  $  500
Accounting fees and expenses...................................  $7,736
Legal fees.......................................................10,000
Blue sky fees and expenses (including legal and filing fees)...  $1,000
Transfer agent's fees..........................................  $  500

                                                                 ----------
    Total......................................................  $15,000
                                                                 ==========
ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following securities were issued by Ciao within the past three years and were not registered under the Securities Act.

In connection with organizing Ciao, on December 28, 2000, Jeffrey Volpe was issued 2,890,000 shares of restricted common stock, valued at $2890, and Artem Gotov was issued 10,000 restricted shares of common stock, valued at $10 in exchange for the business plan of Ciao, and Ciao's trade name, and for services, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Jeffrey Volpe and Artem Gotov may be deemed to be promoters of Ciao.

On December 28, 2000, in exchange for legal services, Ciao issued 200,000 shares to Kenneth G. Eade, counsel to Ciao, in reliance upon section 4(2) of the Securities Act of 1933, in exchange for legal services rendered of the value of $200. Mr. Eade is a sophisticated investor who had access to all corporate information.




ITEM 27. EXHIBITS

    (a) The following exhibits are filed as part of this Registration
Statement:

  EXHIBIT
  NUMBER                     DESCRIPTION
-----------                 -----------------------------------------

       3.1                    Articles of Incorporation
       3.4                    By-Laws




       4.1                    Form of common stock Certificate
       5.1                    Opinion of Kenneth G. Eade, Attorney at Law
                             (including  consent)
       6.1                    Specimen of Stock Certificate
      10
      23.1                    Consent of Independent Accountant
      23.2                    Consent of Kenneth G. Eade(filed as part of
                              Exhibit  5.1)
                             ------------------------

ITEM 28. UNDERTAKINGS.

    The undersigned Company undertakes to:

    (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

        (I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Ciao pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, Ciao has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by Ciao of expenses incurred or paid by a director, officer or a controlling person of Ciao in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (f) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Ciao under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

    (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                      II-6

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Santa Barbara, state of California, on March 21, 2002.



     CIAO CACAO

       Jeffrey Volpe
       -----------------------------------
By:    Jeffrey Volpe, President and Director

Date: March 21, 2002

Pursuant to the requirements of the Securities of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

           Jeffrey Volpe
       -----------------------------------
By:    Jeffrey Volpe, President, Chief Financial Officer
       and Director
       Date: March 21, 2002

           Artem Gotov
       -----------------------------------
By:    Artem Gotov, Director
       Date: March 21, 2002


Exhibit 3.1
ARTICLES OF INCORPORATION
2188607
ENDORSED-FILED
IN THE OFFICE OF THE
SECRETARY OF STATE
OF THE STATE OF CALIFORNIA
Dec 28- 2000
BILL JONES, SECRETARY OF STATE

                    ARTICLES OF INCORPORATION OF CIAO CACAO

FIRST: The name of the corporation is: CIAO CACAO.

SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD: The name and address in the State of California of this corporation's initial agent for service of process is:

KENNETH G. EADE, 827 State Street, Suite 26, Santa Barbara, California 93101

FOURTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.
FIFTH: This corporation is authorized to issue only one class of shares of stock, all common; and the total number of shares which this corporation is authorized to issue is 100 Million (100,000,000).

Dated: December 26, 2000

        KENNETH G. EADE
        ------------------------
        KENNETH G. EADE


I hereby declare that I am the person who executed the foregoing Articles of Incorporation which execution is my own act and deed.

Executed December 26, 2000 at Santa Barbara, California.

        KENNETH G. EADE
        ------------------------
        KENNETH G. EADE




EXHIBIT 3.3
BY-LAWS OF CIAO CACAO

                                     BYLAWS OF
                                    CIAO CACAO
                             A California Corporation


                                     OFFICES
                                     -------


         1. PRINCIPAL OFFICE. The principal office for the transaction of the business of the corporation is hereby fixed and located at 527 Alamar, Suite 11, Santa Barbara, CA 93101. The Board of Directors is hereby granted full power and authority to change the place of said principal office.

         2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

                                  SHAREHOLDERS
                                  ------------

         3. PLACE OF MEETINGS. Shareholders' meetings shall be held at the principal office for the transaction of the business of this corporation in the
State of California, or at such other place as the Board of Directors shall, by resolution, appoint.

         4. ANNUAL MEETINGS. The annual meetings of shareholders shall be held in the month of March in each year. At such meeting Directors shall be elected;
reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders. The first annual meeting of shareholders after incorporation need not be held if less than nine months have elapsed since incorporation to such meeting date.

Written notice of each annual meeting shall be mailed to each shareholder entitled to vote, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be mailed, postage prepaid, to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting. Such notices shall specify the place, the day, and the hour of such meeting, the names of the nominees for election as Directors if Directors are to be elected at the meeting, and those matters which the Board of Directors intends to present for action by the shareholders, and shall state such other matters, if any, as may be expressly required by statute.



         5. SPECIAL MEETINGS. Special meetings of the shareholders, may be called at any time by the Chairman of the Board of Directors, if any, the President or any Vice President, or by the Board of Directors, or by one or more shareholders holding not less than ten (10%) percent of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meeting shall be given in the same manner as for an annual meeting of shareholders. Said notice shall specify the general nature of the business to be transacted at the meeting. No business shall be transacted at a special meeting except as stated in the notice sent to shareholders, unless by the unanimous consent of all shareholders represented at the meeting, either in person or by proxy. Upon written request to the Chairman of the Board, the President, the Secretary or any Vice President of the corporation by any person (but not the Board of Directors) entitled to call a special meeting of shareholders, the person receiving such request shall cause a notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person calling the meeting not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request.

           6. ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting.

                  Notice of an adjourned meeting need not be given if (a) the meeting is adjourned for forty-five (45) days or less, (b) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, and (c) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting

         7. VOTING. Except as provided below or as otherwise provided by the Articles of Incorporation or by law, a shareholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the shareholders entitled to vote at a meeting or if no such date is fixed, the date determined in accordance with law.

Upon the demand of any shareholder made at a meeting before the voting begins, the election of Directors shall be by ballot. At every election of Directors, shareholders may cumulate votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the shares are entitled or distribute votes according to the same principal among as many candidates as desired; however, no shareholder shall be entitled to cumulate votes for any one or more candidates unless such candidate or candidates' name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate votes.



         8. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement of a meeting, business may be transacted until the meeting is adjourned even though the withdrawal of shareholders results in less than a quorum. If a quorum is present at a meeting, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders unless the vote of a larger number is required by law or the Articles of Incorporation. If a quorum is present at the commencement of a meeting but the withdrawal of shareholders results in less than a quorum, the affirmative vote of the majority of shares required to constitute a quorum shall be the act of the shareholders unless the vote of a larger number is required by law or the Articles of Incorporation. Any meeting of shareholders, whether or not a quorum is present, may be adjourned by the vote of a majority of the shares represented at the meeting.

         9. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote who is not present at the meeting in person or by proxy signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes of the meeting. For such purposes a shareholder shall not be considered present at a meeting if, at the beginning of the meeting, the shareholder objects to the transaction of any business because the meeting was not properly called or convened or, with respect to the consideration of a matter required to be included in the notice for the meeting which was not so included, the shareholder expressly objects to such consideration at the meeting.

         10. ACTION WITHOUT MEETING. Except as provided below or by the Articles of Incorporation, any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having no less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.

Unless the consents of all shareholders entitled to vote have been solicited in writing, the corporation shall give, to those shareholders entitled to vote who have not consented in writing, a written notice of (a) any shareholder approval obtained without a meeting pursuant to those provisions of the California Corporations Code set forth in Subsection 603(b)(l) of such Code at least ten (10) days before the consummation of the action authorized by such approval, and (b) the taking of any other action approved by shareholders without a meeting, which notice shall be given promptly after such action is taken.

         11. PROXIES. A shareholder may be represented at any meeting of shareholders by a written proxy signed by the person entitled to vote or by such person's duly authorized attorney-in-fact. A proxy must bear a date within eleven (11) months prior to the meeting, unless the proxy specifies a different length of time. A revocable proxy is revoked by a writing delivered to the Secretary of the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

         12. ELECTION INSPECTORS. One or three election inspectors may be appointed by the Board of Directors in advance of a meeting of shareholders or at the meeting by the Chairman of the meeting. If not previously chosen, one or three inspectors shall be appointed by the Chairman of the meeting if a shareholder or proxy holder so requests. When inspectors are appointed at the request of a shareholder or proxy holder, the majority of shares represented in person or by proxy shall determine whether one or three inspectors shall be chosen. The election inspectors shall determine all questions concerning the existence of a quorum and the right to vote, shall tabulate and determine the results of voting and shall do all other acts necessary or helpful to the expeditious and impartial conduct of the vote. If there are three inspectors, the decision, act or certificate of a majority of the inspectors is effective as if made by all.
                                    Directors
                                    ---------

         13. Powers. Subject to limitations of the Articles of Incorporation, the Bylaws, and the California General Corporation Law as to action to be authorized or approved by the shareholders, and subject to the duties of Directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the ultimate direction of, and the business and affairs of the corporation shall be managed by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers:

                  (a) To select and remove all of the other officers, agents and employees of the corporation, prescribe such powers and duties for them as may be consistent with law, with the Articles of Incorporation, or the Bylaws, fix their compensation and require from them security for faithful service.

                  (b) To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation, or the Bylaws, as they may deem best.

                  (c) To change the principal office for the transaction of the business of the corporation from one location to another within the same county as provided in Section 1 hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of California, as provided in Section 2 hereof; to designate any place within or without the State of California for the holding of any shareholders' meeting or meetings; and to prescribe the forms of certificates of stock, and to alter the form of such certificates from time to time, as in their judgment they may deem best, provided such certificates shall at all times comply with the provisions of law.

                  (d) To authorize the issuance of shares of capital stock of the corporation from time to time, upon such terms as may be lawful.


           (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidence of debt and securities therefor.

         14. NUMBER OF Directors. The authorized number of Directors of this corporation shall be three (3) until changed by amendment of the Articles of Incorporation or by a By-Law duly adopted by the shareholders amending this
Section 14.

         15. ELECTION, TERM OF OFFICE AND VACANCIES. At each annual meeting of shareholders, Directors shall be elected to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which the Director was elected and until a successor has been elected. The Board of Directors may declare vacant the office of a Director who has been declared to be of unsound mind by court order or convicted of a felony. Vacancies on the Board of Directors not caused by removal may be filled by a majority of the Directors then in office, regardless of whether they constitute a quorum, or by the sole remaining Director. The shareholders may elect a Director at any time to fill any vacancy not filled, or which cannot be filled, by the Board of Directors.

         16. REMOVAL. Except as described below, any or all of the Directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote. Unless the entire Board of Directors is so removed no Director may be removed if (a) the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such Director if voted cumulatively at an election at which the same total number of votes were cast or, if such action is taken by written consent, all shares entitled to vote were voted, and (b) the entire number of Directors authorized at the time of the Director's most recent election were then being elected.

         17. RESIGNATION. Any Director may resign by giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

         18. COMPENSATION. If the Board of Directors so resolves, the Directors, including the Chairman of the Board, shall receive compensation and expenses of attendance for meetings of the Board of Directors and of committees of the Board. Nothing herein shall preclude any Director from serving the corporation in another capacity and receiving compensation for such service.

         19. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more Directors, to serve at the pleasure of the Board. The Board may designate one or more Directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by resolution of the Board of Directors, a committee may exercise all of the authority of the Board to the extent permitted by Section 311 of the California Corporations Code.

          20. INSPECTION OF RECORDS AND PROPERTIES. Each Director may inspect all books, records, documents and physical properties of the corporation and its subsidiaries at any reasonable time. Inspections may be made either by the Director or the Director's agent or attorney. The right of inspection includes the right to copy and make extracts.

         21. TIME AND PLACE OF MEETINGS AND TELEPHONE MEETINGS. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purposes of organizing the Board, election of officers and the transaction of other business. The Board may establish by resolution the times, if any, when other regular meetings of the Board shall be held. All meetings of Directors shall be held at the principal executive office of the corporation or at such other place, within or without California, as shall be designated in the notice for the meeting or in a resolution of the Board of Directors. Directors may participate in a meeting through use of conference telephone or similar communications equipment so long as all Directors participating in such meeting can hear each other.

         22. CALL. Meetings of the Board of Directors, whether regular or special, may be called by the Chairman of the Board, the President, the Secretary, or any Director.

         23. NOTICE. Regular meetings of the Board of Directors may be held without notice if the time of such meetings has been fixed by the Board. Special meetings shall be held upon four days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph, and regular meetings shall be held upon similar notice if notice is required for such meetings. Neither a notice nor a waiver of notice need specify the purpose of any regular or special meeting. If a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of such meeting to the Directors who were not present at the time of the adjournment.

         24. MEETING WITHOUT REGULAR CALL AND NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes of the meeting.

For such purposes, a Director shall not be considered present at a meeting if, although in attendance at the meeting, the Director protests the lack of notice prior to the meeting or at its commencement.

         25. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all the members of the Board individually or collectively consent in writing to such action.

         26. QUORUM AND REQUIRED VOTE. A majority of the Directors then in office shall constitute a quorum for the transaction of business, provided that unless the authorized number of Directors is one, the number constituting a quorum shall not be less than the greater of one-third of the authorized number of Directors or two Directors.

Except as otherwise provided by Subsection 307(a)(8) of the California Corporations Code, the Articles of Incorporation or these Bylaws, every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present is the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the Directors present at a meeting whether or not a quorum is present, may adjourn the meeting to another time and place.

         27. COMMITTEE MEETINGS. The principles set forth in Sections 21 through 26 of these Bylaws shall apply to committees of the Board of Directors and to actions by such committees.

         28. LOANS. Except as provided by Section 315 of the California Corporations Code, the vote or written consent of the holders of a majority of the shares of all classes, regardless of limitations on voting rights, other than shares held by the benefitted Director, officer or shareholder, shall be obtained before this corporation makes any loan of money or property to or guarantees the obligation of:

                  (a) Any Director or officer of the corporation, any Director or officer of any of its parents, or any Director or officer of any of its subsidiary corporations, directly or indirectly.

                  (b) Any person upon the security of the shares of the corporation or the shares of its parent, unless the loan or guaranty is otherwise adequately secured.

                                    OFFICERS
                                    --------

         29. TITLES AND RELATION TO BOARD OF Directors. The officers of the corporation shall include a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers. Any number of offices may be held by the same person and, unless otherwise determined by the Board, the Chairman of the Board and President shall be the same person. Ml officers shall perform their duties and exercise their powers subject to the direction of the Board of Directors.


         30. ELECTION, TERM OF OFFICE AND VACANCIES. At its regular meeting after each annual meeting of shareholders, the Board of Directors shall choose the officers of the corporation. No officer need be a member of the Board of Directors except the Chairman of the Board. The officers shall hold office until their successors are chosen, except that the Board of Directors may remove any officer at any me. If an office becomes vacant for any reason, the vacancy shall be filled by the Board.



         31. RESIGNATION. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

         32. SALARIES. The Board of Directors shall fix the salaries of the Chairman of the Board and President and may fix the salaries of other employees of the corporation including the other officers. If the Board does not fix the salaries of the other officers, the President shall fix such salaries.

         33. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

         34. PRESIDENT (CHIEF EXECUTIVE OFFICER). Unless otherwise determined by the Board of Directors, the President shall be the general manager and chief executive officer of the corporation, shall preside at all meetings of the Board of Directors and shareholders, shall be ex-officio a member of any committees of the Board, shall effectuate orders and resolutions of the Board of Directors and shall exercise such other powers and perform such other duties as the Board of Directors shall prescribe.

         35. VICE PRESIDENT. In the absence or disability of the President, the Vice President (or if more than one, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not so ranked, the Vice President designated by the Board of Directors) or, if none, the Secretary or Treasurer, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President or, if none, the Secretary or Treasurer, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

         36. SECRETARY. The Secretary shall have the following powers and duties:
                   (a) Record of Corporate Proceedings. The Secretary shall attend all meetings of the Board of Directors and its committees and shall record all votes and the minutes of such meetings in a book to be kept for that purpose at the principal executive office of the corporation or at such other place as the Board of Directors may determine. The Secretary shall keep at the corporation's principal executive office, if in California, or at its principal business office in California, if the principal executive office is not in California, the original or a copy of the Bylaws, as amended.

                  (b) Record of Shares. Unless a transfer agent is appointed by the Board of Directors to keep a share register, the Secretary shall keep at the principal executive office of the corporation a share register showing the names of the shareholders and their addresses, the number and class of shares held by each, the number and date of certificates issued, and the number and date of cancellation of each certificate surrendered for cancellation.

                  (c) Notices. The Secretary shall give such notices as may be required by law or these Bylaws.

                  (d) Additional Powers and Duties. The Secretary shall exercise such other powers and perform such other duties as the Board of Directors or President shall prescribe.

         37. TREASURER (CHIEF FINANCIAL OFFICER). The Treasurer of the corporation shall be its chief financial officer. Unless otherwise determined by the Board of Directors, the Treasurer shall have custody of the corporate funds and securities and shall keep adequate and correct accounts of the corporation's properties and business transactions. The Treasurer shall disburse such funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the President and Directors, at regular meetings of the Board of Directors or whenever the Board may require, an account of all transactions and the financial condition of the corporation and shall exercise such other powers and perform such other duties as the Board of Directors or President shall prescribe.

         38. OTHER OFFICERS. The other officers (if any) of this corporation shall perform such duties as may be assigned to them by the Board of Directors.

                                     Shares
                                     ------

         39. CERTIFICATES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the Chairman of the Board, the President or a Vice President and the Secretary or Assistant Secretary.

         40. TRANSFERS OF Shares OF CAPITAL STOCK. Transfers of shares shall be made only upon the transfer books of this corporation, kept at the office of the corporation or transfer agent designated to transfer such shares, and before a new certificate is issued, the old certificate shall be surrendered for cancellation.

         41. REGISTERED SHAREHOLDERS. Registered shareholders only shall be entitled to be treated by the corporation as the holders in fact of the shares standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of California.

         42. LOST OR DESTROYED CERTIFICATES. The corporation may cause a new stock certificate to be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed. The corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate to deliver an affidavit stating that such certificate was lost, stolen or destroyed, or to give the corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.

         43. RECORD DATE AND CLOSING OF STOCK BOOKS. The Board of Directors may fix a time, in the future, not more than sixty (60) nor less than ten (10) days prior to the date of any meeting of shareholders, or not more than sixty
(60) days prior to the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and in such case except as provided by law, only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date. The Board of Directors shall fix a new record date if the adjourned meeting takes place more than 45 days from the date set for the original meeting.

         44. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

                                   AMENDMENTS
                                   ----------

         45. ADOPTION OF AMENDMENTS. New Bylaws may be adopted or these Bylaws may be amended or repealed:

                  (a) At any annual meeting, or other meeting of the shareholders called for that purpose by the vote of shareholders holding more than fifty percent (50%) of the issued and outstanding shares of the corporation; or

                  (b) Without a meeting, by written consent of shareholders holding more than fifty percent (50%) of the issued and outstanding shares of the corporation; or

                  (c) By a majority of the Directors of the corporation; provided, however, that a greater vote of shareholders or Directors shall be necessary if required by law or by the Articles of Incorporation; and provided, further, that Section 14 (number of Directors) and this Section 45 shall be amended or repealed only by the vote or written consent of shareholders holding not less than a majority of the issued and outstanding voting shares of the corporation. Section 14 shall not be amended to reduce the number of Directors below two if the votes cast against its adoption at a meeting or the shares not consenting in the case of an action by written consent are equal to more than sixteen and two-thirds percent

        (16- 2/3%)of the outstanding shares entitled to vote.

         46. RECORD OF AMENDMENTS. Whenever an amendment or new Bylaw is adopted, it shall be copied in the Book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaws or Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

                                 CORPORATE SEAL
                                 --------------

         47. FORM OF SEAL. The corporation may adopt and use a corporate seal but shall not be required to do so. If adopted and used, the corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation and the word "California

                                  MISCELLANEOUS
                                  -------------

         48. CHECKS DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time shall be determined by resolution of the Board of Directors.

         49. CONTRACT, ETC., HOW EXECUTED. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         50. REPRESENTATION OF Shares OF OTHER CORPORATIONS. The Chairman of the Board, the President or any Vice President and the Secretary or Assistant Secretary of this corporation are authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.



         51. INSPECTION OF BYLAWS. The corporation shall keep in its principal office for the transaction of business the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

52. ANNUAL REPORT. The annual report to shareholders specified in Section 1501 of the California Corporations Code is dispensed with except as the Board of Directors may otherwise determine, so long as there are less than 100 holders of record of the corporation's shares. Any such annual report sent to shareholders shall be sent at least 15 days prior to the next annual meeting of shareholders.

53. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules and construction, and definitions contained in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.


Exhibit 4
SPECIMEN OF COMMON STOCK CERTIFICATE

[________]NUMBER
 Shares[________]
 AUTHORIZED common stock; 100,000,000 Shares PAR VALUE $.001 NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA common stock CUSIP

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

 THIS CERTIFIES THAT

Is the RECORD HOLDER OF Shares OF CIAO CACAO common  stock
TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

 Dated:

                                            [SEAL OF CIAO CACAO]

        Jeffrey Volpe
       ----------------------
        Jeffrey Volpe, President

       Artem Gotov
       -----------------------
       Artem Gotov, Secretary


 By: Pamela Gray
 Atlas Stock Transfer Corporation
 Salt Lake City, UT

This Certificate is not valid unless countersigned by the Transfer Agent.

NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank) , or a trust company.

The following abbreviation, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common UNIF GIFT MIN ACT - ____Custodian____ TEN ENT - as tenants by the entireties

(Cust) (Minor) JT TEN - as joint tenants with right under Uniform Gifts to Minors of survivorship and not as

Act
________________________ tenants in common
   (State)
Additional abbreviation may also be used though not in above list.


FOR VALUE RECEIVED, _________hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE -
-------------------------------------- - ------------- ---------
---------------- ________________________________________________________
______ ___ _________ (Please print or typewrite name and address including zip code of assignee)
_________________________________________________________________________
_________ ________________________________________________________ ______
___ _________ ___________________________________________________________


______ ___ _________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
________________________________________________________ ______ ___ _________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
 Dated, ---------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.


EXHIBIT 5.1 OPINION OF COUNSEL AND CONSENT

June 6, 2001

Board of Directors
CIAO CACAO
527 Alamar
Santa Barbara, CA 93101

Re: CIAO CACAO

Gentlemen:

The undersigned is counsel for CIAO CACAO. I have been requested to render an opinion on the 1,000,000 shares of Ciao Cacao proposed to be sold pursuant the Ciao's Registration Statement on Form SB-2. In rendering this opinion, I have reviewed Ciao's Registration on Form SB-2, company articles of incorporation and by laws and other corporate documents. All representations made to me in Ciao Cacao's documents and by company officers and directors are deemed to be accurate. It is my opinion that the shares to be issued will be free trading shares. It is further my opinion that:

1. Ciao Cacao is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

2. That the shares of Common stock to be issued by Ciao have been reserved and are duly and properly approved by Ciao's Board of Directors.

3. That the shares of stock, when and as issued, will be fully paid and non-assessable, and will be a valid and binding obligation of the corporation.

4. That the shares of Common stock have not been but will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I hereby consent to the use of this opinion in Ciao's Registration Statement on Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.



Very truly yours,

Kenneth G. Eade
------------------
KENNETH G. EADE






 EXHIBIT 23.1       CONSENT OF INDEPENDENT ACCOUNTANT

I hereby consent to the inclusion of my independent accountant's report dated March 31, 2002 and the related statements of income, stockholder's equity, and cash flows for the period December 28, 2000 (inception) through December 31, 2001, in the Registration Statement on Form SB-2, and any other references to me in the Registration Statement.


ROGELIO G. CASTRO
---------------------------
Rogelio G. Castro
Certified Public Accountant
Oxnard, California
May 1, 2002



EXHIBIT

 SUBSCRIPTION AGREEMENT
CIAO CACAO
827 State Street, Suite 11
Santa Barbara, California 93101

Gentlemen:

The undersigned has read and understands the matters set forth in your prospectus dated ___________________, 2001. The undersigned represents as set forth below and subscribes to purchase ________shares at $1.00 per Share, for
$_______________, subject to your acceptance of this subscription.   There is
no minimum contingency and proceeds may be utilized upon receipt. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The State of New York_____
The State of Florida_____
The District of Columbia_____Other State _____________
A State foreign to U.S.A._____

Dated:______________.

_________________________
Signature

__________________________________________________
Name of Corporation, Trust, Print or type name of or Partnership Signer

__________________________________________________
State where incorporated,P.O. Box or Street Address organized, or domiciled

__________________________________________________
Print Signer's Capacity, City, State and Zip Code



_________________________
Tax ID Number_________________________
Telefax and Phone Numbers
_________________________
Social Security